FOURTH AMENDMENT TO INDENTURE OF LEASE

This FOURTH AMENDMENT TO INDENTURE OF LEASE ("Fourth Amendment") is made and entered into as of this 30th of September 2006 by and between FKT ASSOCIATES, a California general partnership ("Lessor") and STAAR SURGICAL COMPANY, a California corporation ("Lessee") with reference to the following recitals of fact:

RECITALS

A. Lessor and Lessee entered into that certain Indenture of Lease dated September 1, 1993 (the "Original Lease"), for the real property and improvements located thereon commonly known as 1900 South Myrtle Avenue, Monrovia, CA ("the Property") all as particularly described therein. Also, on September 1, 1993, Lessor and Lessee entered into that certain Lease Addition ("First Addition") ratifying and amending the Original Lease. On September 21, 1998, Lessor and Lessee entered into the Second Amendment to Indenture of Lease ("Second Amendment"). On October 13, 2003, Lessor and Lesse entered into the Third Amendment to Indenture of Lease ("Third Amendment"). The Original Lease, the First Addition, Second Amendment and Third Amendment are hereinafter collectively referred to as the "Lease".

B. The term of the Original Lease was sixty (60) months commencing on September 1, 1993 and terminating on August 31, 1998.

C. The term of the Second Amendment was sixty (60) months commencing on September 1, 1998 and terminating on August 31, 2003.

D. The term of the Third Amendment was forty (30) months commencing on August 31, 2003 and terminating on December 31, 2006.

E. Lessor and Lessee now desire to modify and amend the Lease as provided in this Fourth Amendment to, among other things, extend the term of the Lease and change the monthly rent to be paid by Lessee to Lessor.

NOW, THEREFORE, inconsideration of the foregoing Recitals, and the mutual covenants contained herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto herby agree as follows:

1. <u>Incorporation of Recitals.</u> The above Recitals are hereby incorporated by reference and made a part of this Fourth Amendment.

2. <u>Defined Terms</u>. Capitalized terms not otherwise defined herein shall have the same meaning as ascribed to the in the Lease.

3. Term of Lease. The term of the Lease is changed so that the expiration date is 11:59 P.M. on December 31, 2011, unless terminated sooner in accordance with the provisions of the Lease, as amended by this Fourth Amendment.

4. Rental. Monthly installments of rent are paid in advance as follows:

January 1, 2007 through December 31, 2007	-	$4,900 per month
January 1, 2008 through December 31, 2008	-	$5,000 per month
January 1, 2009 through December 31, 2011	-	$5,250 per month

5. Option to Extend. Assuming that Lessee is not in default under the provisions of this Lease, as modified by this Fourth Amendment, Lessee may extend the term of this Lease, as modified by this Fourth Amendment, for an additional term of three (3) years expiring on December 31, 2014 at 11:59 P.M. Lessor must give Lessor written notification of its intent to exercise this Option to Extend on or before July 1, 2011. In the event Lessee exercises this Option to Extend, the monthly installment of rent shall be paid in the same manner as set forth in the Lease. The Rent payable during the extended term of the Lease shall be the then prevailing market rental rent rate for similar properties in the general market area.

6. Option to Terminate. Lessee shall have the one time option to terminate this Lease effective June 30, 2009 by providing Lessor written notice on or before January 1, 2009 along with the payment of a termination fee equal to three (3) months rent totaling Fifteen Thousand Seven Hundred Fifty and no 100/s dollars ($15,750).

7. Building Improvements. All necessary Building maintenance, repairs and replacements, including roof and HVAC systems, shall remain the responsibility of Lessee.

8. No Brokers. Lessor and Lessee warrant and represent to the other that neither has engaged the services of a real estate broker in connection with this Fourth Amendment and that no real estate Broker, finder or other party is entitled to a commission or other compensation as a result of this Fourth Amendment. Lessor and Lessee agree to defend, indemnify and hold harmless the other from any and all claims, compensation, liabilities and judgments and costs (including without limitation reasonable attorneys' fees) arising out of or connected in any way with, directly or indirectly, a breach of the foregoing representations and warranties

9. No Further Modification. Except as set forth in this Fourth Amendment, all terms and provisions of the Lease shall continue to apply and remain unmodified and in full force and effect. Should an inconsistency arise between this Fourth Amendment and the Lease as to the specific matters which are the subject of this Fourth Amendment, the terms and conditions of this Fourth Amendment shall

control. This Fourth Amendment shall be considered to be a part of the Lease and shall be deemed incorporated in the lease by this reference

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the date and year first written above.

Lessor:

FKT Associates, a California general partnership

By: ______________________________
Ross E. Turner, General Partner

Lessee:

STAAR SURGICAL COMPANY, a California Corporation

By: ______________________________

By: ______________________________